                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 3, 1998




                              DATAWORKS CORPORATION
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



             0-26814                               33-0209937
       (Commission File No.)            (IRS Employer Identification No.)

                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 546-9600

ITEM 5.   OTHER EVENTS.

     In September 1997, DataWorks Corporation, a California corporation ("DataWorks" or the "Company"), acquired Interactive Group, Inc. ("Interactive") in a transaction accounted for by DataWorks as a pooling of interests. Accordingly, the Company is filing herewith the consolidated financial statements of the Company, restated to reflect the acquisition of Interactive as a pooling of interests.



                                       2.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

     The following are filed as Exhibits to this Report:

          23.1 Consent of Ernst & Young LLP, Independent Auditors.

          23.2 Consent of Price Waterhouse LLP, Independent Accountants.

          23.3 Consent of Romito, Tomasetti & Associates, P.C., Independent Auditors.



                                       3.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                PAGE
                                                                                ----
DATAWORKS CORPORATION
  AUDITED FINANCIAL STATEMENTS
     Report of Ernst & Young LLP, Independent Auditors........................  F-2
     Report of Price Waterhouse LLP, Independent Accountants..................  F-3
     Report of  Romito, Tomasetti & Assoc., P.C., Independent Auditors........  F-4
     Supplemental Consolidated Balance Sheets as of December 31, 1996 and 1995  F-5
     Supplemental Consolidated Statements of Income for the Years Ended
       December 31, 1996, 1995 and 1994.......................................  F-6
     Supplemental Consolidated Statements of Shareholders' Equity for the
       Years Ended December 31, 1996, 1995 and 1994...........................  F-7
     Supplemental Consolidated Statements of Cash Flows for the Years Ended
       December 31, 1996, 1995 and 1994.......................................  F-8
     Notes to Supplemental Consolidated Financial Statements..................  F-9

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DataWorks Corporation

    We have audited the accompanying supplemental consolidated balance sheets of DataWorks Corporation (formed as a result of the consolidation of DataWorks Corporation and Interactive Group, Inc.) as of December 31, 1996 and 1995, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. The supplemental consolidated financial statements give retroactive effect to the merger of DataWorks Corporation and Interactive Group, Inc. on September 29, 1997, which has been accounted for using the pooling-of-interest method as described in the notes to the supplemental consolidated financial statements. The supplemental financial statements are the responsibility of DataWorks' management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of DCD Corporation or Intrepid Software, Inc. and Affiliates, which statements reflect total assets of $6,628,433 as of December 31, 1995, and total revenues of $11,482,867 and $12,907,446 for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as they relate to data included for DCD Corporation and Intrepid Software, Inc. and Affiliates, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of DataWorks Corporation at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, after giving retroactive effect to the merger of Interactive Group, Inc. as described in the notes to the supplemental financial statements in conformity with generally accepted accounting principles.

                                                   ERNST & YOUNG LLP

San Diego, California
February 19, 1997

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DCD Corporation

    In our opinion, the balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows (not presented separately herein) present fairly, in all material respects, the financial position of DCD Corporation at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of DCD Corporation for any period subsequent to December 31, 1995.

                                                   PRICE WATERHOUSE LLP

Minneapolis, Minnesota
April 5, 1996

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Intrepid Software, Inc. and Affiliates:

We have audited the combined balance sheet of Intrepid Software, Inc. and Affiliates as of December 31, 1994, and the related combined statements of earnings, stockholder's equity and cash flows for each of the years in the two year period ended December 31, 1994 (not included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Intrepid Software, Inc. and Affiliates as of December 31, 1994, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                        /s/ Romito, Tomasetti & Associates, P.C.

                                        March 17, 1995

                              DATAWORKS CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                         1996          1995
                                                                       --------      --------
                                     ASSETS
Current assets:
  Cash and cash equivalents                                            $ 50,825      $ 17,472
  Accounts receivable, net of allowance for doubtful accounts of
    $1,527 and $1,112 at December 31, 1996 and 1995, respectively        40,427        25,736
  Deferred income taxes                                                   3,098         2,344
  Other current assets                                                    6,798         2,495
                                                                       --------      --------
Total current assets                                                    101,148        48,047

Receivable from officer                                                     155           206
Equipment, furniture and fixtures, net                                    7,070         4,527
Capitalized software costs, net                                           5,034         1,918
Intangible assets, net                                                    6,201         6,657
Deferred income taxes                                                     1,134         1,173
Other assets                                                                460           388
                                                                       ========      ========
Total assets                                                           $121,202      $ 62,916
                                                                       ========      ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                     $ 10,178      $  8,261
  Accrued compensation                                                    5,069         2,908
  Taxes payable                                                           1,387         1,517
  Deferred revenue                                                        9,939         8,858
 Short-term borrowings and current portion of long-term
   obligations                                                            2,013         1,099
  Other accrued liabilities                                               5,736         4,838
                                                                       --------      --------
Total current liabilities                                                34,322        27,481

Deferred income taxes                                                     2,801         1,929
Deferred rent                                                               126           161
Long-term obligations, less current portion                               1,864         2,105

Commitments
Shareholders' equity:
  Common shares, no stated par value:
     Authorized shares - 25,000
     Issued and outstanding shares - 13,570 and 10,957 at
     December 31, 1996 and 1995, respectively                            78,703        32,471
  Retained earnings (accumulated deficit)                                 3,249        (1,248)
 Cumulative foreign currency translation adjustments                        137            17
                                                                       --------      --------
Total shareholders' equity                                               82,089        31,240
                                                                       ========      ========
Total liabilities and shareholders' equity                             $121,202      $ 62,916
                                                                       ========      ========


                             See accompanying notes

                              DATAWORKS CORPORATION

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                  (in thousands, except per share information)



                                                         YEARS ENDED DECEMBER 31,
                                                  --------------------------------------
                                                    1996          1995            1994
                                                  --------      --------       --------
Net revenues:
    Software licenses                             $ 55,169      $ 34,129       $ 22,260
    Hardware                                        13,443        12,356          9,656
    Maintenance and other services                  48,327        29,519         19,790
                                                  --------      --------       --------
Total net revenues                                 116,939        76,004         51,706
Cost of revenues:
   Software licenses                                 6,584         4,772          3,981
   Hardware                                          9,966         9,309          7,436
   Maintenance and other services                   35,632        18,577         12,270
                                                  --------      --------       --------
Total cost of revenues                              52,182        32,658         23,687
                                                  --------      --------       --------
Gross profit                                        64,757        43,346         28,019

Operating expenses:
  Sales and marketing                               29,632        19,817         13,412
  Research and development                           8,918         5,163          4,126
  General and administrative                        14,659         9,146          6,505
  Acquisition and related costs                      3,656            --             --
  ESOP contribution                                     --           446            429
  Write-off of software license                         --           235             --
  Compensation expense associated with
   employee stock bonus                                 --           871             --
  Purchased research and development                    --         3,250             --
                                                  --------      --------       --------
Total operating expenses                            56,865        38,928         24,472
                                                  --------      --------       --------
Income from operations                               7,892         4,418          3,547
Interest income (expense), net                         247        (1,250)        (1,221)
                                                  --------      --------       --------
Income before income taxes and extraordinary
  item                                               8,139         3,168          2,326
Provision for income taxes                           3,642           932            708
                                                  --------      --------       --------
Income before extraordinary item                     4,497         2,236          1,618
Extraordinary item, net of income taxes                 --        (1,017)          (157)
                                                  ========      ========       ========
Net income                                        $  4,497      $  1,219       $  1,461
                                                  ========      ========       ========

Per share information:
  Income before extraordinary item                $   0.38      $   0.25       $   0.23
  Extraordinary item                                    --         (0.11)         (0.02)
                                                  --------      --------       --------
  Net income                                      $   0.38      $   0.14       $   0.21
                                                  ========      ========       ========

Shares used in per share computations               11,954         8,812          6,989
                                                  ========      ========       ========


                             See accompanying notes

                              DATAWORKS CORPORATION

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                      (in thousands, except share amounts)




                                                PREFERRED STOCK                        COMMON STOCK                RETAINED
                                          -----------------------------       -----------------------------        EARNINGS
                                             SHARES           AMOUNT             SHARES            AMOUNT          (DEFICIT)
                                          -----------       -----------       -----------       -----------       -----------
Balance at January 1, 1994                         --       $        --         6,454,501       $       451       $    (2,886)
  Issuance of common stock
    upon exercise of warrants                      --                --            11,537                --                --
  Issuance of common stock
    in connection with the
    acquisition of Madic-Compufact                 --                --           146,038                 4                --
  Issuance of warrants to purchase
    shares of common stock                         --                --                --               175                --

  Dividends declared on
    common stock                                   --                --                --                --              (393)
  Repayments of ESOP
   receivable                                      --                --                --                --                --
  Employee stock bonus                             --                --            22,712                19                --
  Foreign currency
   translation adjustment                          --                --                --                --                --
    Net income                                     --                --                --                --             1,461
                                          -----------       -----------       -----------       -----------       -----------
Balance at December 31, 1994                       --                --         6,634,788               649            (1,818)
  Issuance of common stock to
    comply with certain
    antidilution provisions                        --                --             2,246                --                --
  Issuance of warrants to
     purchase shares of common stock               --                --                --                29                --
  Issuance of Series A
     preferred stock, net                     864,696             5,938                --                --                --
  Issuance of common stock
     upon exercise of warrants
     and stock options                             --                --         1,229,455             1,532                --
  Conversion of Series A
    preferred stock upon initial
    public offering                          (864,696)           (5,938)          864,696             5,938                --
  Issuance of common stock
    upon initial public
    offering, net                                  --                --         2,566,480            24,195                --
  Dividends declared on                            --
    common stock                                   --                --                --                --              (649)
  Repayments of ESOP receivable                    --                --                --                --                --
  Compensation relating to
    the granting of stock
    options and stock bonus                        --                --            90,849               466                --
  Repurchase of common stock                       --                --          (431,533)             (400)               --
  Tax benefit related to                           --
    stock options exercised                        --                --                --                62                --
  Foreign currency
    translation adjustment                         --                --                --                --                --
  Net income                                       --                --                --                --             1,219
                                          -----------       -----------       -----------       -----------       -----------
Balance at December 31, 1995                       --                --        10,956,981            32,471            (1,248)
  Issuance of common
    stock upon exercise
    of stock options                               --                --           335,159               226                --

  Issuance of common
    stock upon                                     --                --            14,092               122                --
    exercise of warrants
  Issuance of common
    stock in follow-on
    public offering, net                           --                --         2,112,735            41,330                --
  Issuance of common
    stock under
    Employee Stock
    Purchase Plan                                  --                --           153,990             1,231                --
  Tax benefit related to
    exercise of stock options                      --                --                --             3,180                --
  Compensation relating to                         --
    the granting of stock options                  --                --                --               161                --
  Repurchase of common stock                       --                --            (3,324)              (18)               --
  Foreign currency
    translation adjustment                         --                --                --                --                --
  Net income                                       --                --                --                --             4,497
                                          ===========       ===========       ===========       ===========       ===========
Balance at December 31, 1996                       --       $        --        13,569,633       $    78,703       $     3,249
                                          ===========       ===========       ===========       ===========       ===========


                                                              CUMULATIVE
                                                                FOREIGN
                                                               CURRENCY         SHAREHOLDERS'
                                             RECEIVABLE       TRANSLATION          EQUITY
                                             FROM ESOP        ADJUSTMENTS         (DEFICIT)
                                            -----------       -----------       -----------
Balance at January 1, 1994                  $    (1,943)      $        39       $    (4,339)
  Issuance of common stock
    upon exercise of warrants                        --                --                --
  Issuance of common stock
    in connection with the
    acquisition of Madic-Compufact                   --                --                 4
  Issuance of warrants to purchase
    shares of common stock                           --                --               175

  Dividends declared on
    common stock                                     --                --              (393)
  Repayments of ESOP
    receivable                                      855                --               855
  Employee stock bonus                               --                --                19
  Foreign currency
    translation adjustment                           --               (12)              (12)
  Net income                                         --                --             1,461
                                            -----------       -----------       -----------
Balance at December 31, 1994                     (1,088)               27            (2,230)
  Issuance of common stock to
    comply with certain
    antidilution provisions                          --                --                --
  Issuance of warrants to
    purchase shares of common stock                  --                --                29
  Issuance of Series A
    preferred stock, net                             --                --             5,938
  Issuance of common stock
    upon exercise of warrants
    and stock options                                --                --             1,532
  Conversion of Series A
    preferred stock upon initial
    public offering                                  --                --                --
  Issuance of common stock
    upon initial public
    offering, net                                    --                --            24,195
  Dividends declared on
    common stock                                     --                --              (649)
  Repayments of ESOP receivable                   1,088                --             1,088
  Compensation relating to
    the granting of stock
    options and stock bonus                          --                --               466
  Repurchase of common stock                         --                --              (400)
  Tax benefit related to
    stock options exercised                          --                --                62
  Foreign currency
    translation adjustment                           --               (10)              (10)
  Net income                                         --                --             1,219
                                            -----------       -----------       -----------
Balance at December 31, 1995                         --                17            31,240
  Issuance of common
    stock upon exercise
    of stock options                                 --                --               226

  Issuance of common
    stock upon
    exercise of warrants                             --                --               122
  Issuance of common
    stock in follow-on
    public offering, net                             --                --            41,330
  Issuance of common
    stock under
    Employee Stock
    Purchase Plan                                    --                --             1,231
  Tax benefit related to
    exercise of stock options                        --                --             3,180
  Compensation relating to
    the granting of stock options                    --                --               161
  Repurchase of common stock                         --                --               (18)
  Foreign currency
    translation adjustment                           --               120               120
  Net income                                         --                --             4,497
                                            ===========       ===========       ===========
Balance at December 31, 1996                $        --       $       137       $    82,089
                                            ===========       ===========       ===========




                             See accompanying notes

                              DATAWORKS CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            YEARS ENDED DECEMBER 31,
                                                     --------------------------------------
                                                       1996           1995          1994
                                                     --------       --------       --------
OPERATING ACTIVITIES
Net income                                           $  4,497       $  1,219       $  1,461
Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
  Depreciation and amortization of intangible
     assets                                             3,474          1,742          1,169
  Amortization of debt discount and debt
     issue costs                                           --            214            255

  Reduction of advances to officers charged
     to operating expenses                                 --            109            200

  Notes payable issued for professional
     services                                              --             --            314
  Compensation relating to the granting of
     options and stock bonus                              161            466             19
  Purchased research and development write-off
     of software license                                   --          3,250             --
  Write-off of software license                            --            235             --
   Deferred income taxes                                  774         (1,605)          (371)
   Extraordinary item, non-cash portion                    --            886            157
  Other                                                   (48)            85            (22)
  Changes in operating assets and
     liabilities, net of effects from
     purchase of Madic-Compufact Corporation:
     Accounts receivable                              (14,691)        (9,897)        (4,503)
     Other current assets                              (2,801)        (1,684)           (57)
     Deferred revenue                                   1,081          2,314          2,350
     Accounts payable                                   1,917            820            353
     Accrued compensation                               2,161            707            665
     Other accrued liabilities and income
       taxes payable                                    1,737          2,032            262
     Accrued ESOP contribution                             --             --            (38)
                                                     --------       --------       --------
Net cash provided by (used in) operating
  activities                                           (1,738)           893          2,214

INVESTING ACTIVITIES
Purchases of equipment, furniture and
  fixtures                                             (4,757)        (2,499)        (1,264)
Additions to capitalized software costs                (2,979)        (1,334)          (475)
Payment for purchase of Madic-Compufact
  Corporation, net of cash acquired of $155,445            --             --         (5,113)
Increase in intangible assets                              --           (310)            --
Advances to officers                                       51           (224)           (91)
Acquisition of businesses                                  --         (1,500)            --
Other assets                                              (43)          (115)            54
                                                     --------       --------       --------
Net cash used in investing activities                  (7,728)        (5,982)        (6,889)

FINANCING ACTIVITIES
Net increase (decrease) in obligations under
  lines of credit                                          --         (2,751)         2,751
Proceeds from notes payable                             1,200          1,250          7,195
Repayments of notes payable and capital leases         (1,377)        (6,978)        (2,257)
Deferred debt issue costs                                  --           (164)          (975)
Repayment of payables to shareholder                       --            (50)          (431)
Repurchase of common stock                                (18)          (400)            --
Issuance of common stock, net                          42,909         24,402             --
Issuance of Series A preferred stock, net                  --          4,688             --
Dividend paid on Class A common stock                      --           (649)          (393)
                                                     --------       --------       --------
Net cash provided by financing activities              42,714         19,348          5,890
Effect of exchange rate on cash                           105             34             73
                                                     --------       --------       --------
Net increase in cash and cash equivalents              33,353         14,293          1,288
Cash and cash equivalents at beginning of year         17,472          3,179          1,891
                                                     --------       --------       --------
Cash and cash equivalents at end of year             $ 50,825       $ 17,472       $  3,179
                                                     ========       ========       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid during the year for interest               $    290       $  1,389       $    934
                                                     ========       ========       ========
Cash paid during the year for income taxes           $  1,875       $    930       $    716
                                                     ========       ========       ========

NON-CASH TRANSACTIONS:
Note Payable for business acquisition                $     --       $  2,500       $     --
                                                     ========       ========       ========
Earnout payable for business acquisitions            $    573       $     --       $     --
                                                     ========       ========       ========


                             See accompanying notes

                              DATAWORKS CORPORATION

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

    DataWorks Corporation ("DataWorks" or "the Company") is a California corporation which develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning software for mid-range discrete manufacturing companies.

    As described more fully in Note 2, on September 29, 1997, the Company acquired Interactive Group, Inc. ("Interactive"). The acquisition was accounted for as a pooling of interests and, accordingly, the supplemental consolidated financial statements reflect the combined financial position and operating results for the Company and Interactive for all periods presented giving retroactive effect to the pooling transaction. These supplemental consolidated financial statements will become the historical consolidated financial statements of DataWorks Corporation upon the issuance of financial statements for the period that includes the date of the merger. In addition, the consolidated financial statements include the accounts of DataWorks' wholly-owned subsidiaries DCD Corporation ("DCD"), Madic-Compufact Corporation ("Madic") from May 27, 1994 (Note 2) and DataWorks (Europe) Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

    On September 27, 1996, the Company acquired DCD Corporation (DCD). The acquisition was accounted for as a pooling of interests and, accordingly, the consolidated financial statements reflect the combined financial position and operating results for the Company and DCD for all periods presented.

    On March 20, 1995, Interactive completed a merger (Note 2) with Intrepid Software, Inc. ("Intrepid"), this acquisition was accounted for as a pooling of interests and, accordingly the financial statements reflect the combined financial position and operating results for all periods presented.

    On December 31, 1995, Interactive acquired all of the outstanding shares of Just-In-Time Enterprise Systems, Inc. ("JIT") from Fourth Shift Corporation ("FSC") of Minneapolis, Minnesota, a publicly traded manufacturing software company (Note 2). This acquisition was accounted for under the purchase method of accounting. The results of operations of JIT are included in the consolidated statements of operations since the date of the acquisition.

  Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. With the acquisition of JIT, the Company may incur up to a total of $1.2 million of contingent consideration due to FSC, which is payable based on a percentage of future revenues generated from the JIT software after December 31, 1995. This contingent payment is due on January 31, 1999 (Notes 2 and 4).

  Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities, when acquired, of three months or less. DataWorks evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

    DataWorks has classified its investments as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Available-for-sale securities are carried at amounts which approximate fair value, with unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary, if any, in available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method.

                              DATAWORKS CORPORATION

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Included in cash and cash equivalents at December 31, 1996 were approximately $29.9 million invested in tax exempt commercial paper and auction securities, and $12.1 million invested in municipal bonds and corporate notes. At December 31, 1995 approximately $11.1 million, was invested in a mutual fund classified as available-for-sale. The mutual fund invests in U.S. Treasury securities and obligations of U.S. government agencies. As of December 31, 1996 and 1995, the difference between amortized cost and the estimated fair value of the investments was not material.

  Equipment, Furniture and Fixtures

    Equipment, furniture and fixtures are recorded at cost. DataWorks provides for depreciation on equipment, furniture and fixtures using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the lesser of their estimates useful life or term of the lease.

  Capitalized Software Costs

    In accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," costs incurred in the research and development of new software products and significant enhancements to existing software products are charged against operations as incurred until the technological feasibility of the product has been established. After technological feasibility has been established, direct production costs, including programming and testing, are capitalized. Amortization of these costs will begin when the product becomes available for sale.

    Capitalized software costs are amortized using the greater of the amount computed using the ratio of current product revenues to estimated total product revenues or the straight-line method over the estimated economic lives of the products. It is possible that estimated total product revenues, the estimated economic life of the product, or both will be reduced in the future. As a result, the carrying amount of capitalized software costs may be reduced in the future, which could result in material charges to the results of operations in future periods.

  Intangible Assets

    Intangible assets arose from the acquisition of Madic (see Note 2). The excess of cost over the fair value of the net assets purchased (goodwill) is being amortized over ten years. The customer list and non-compete agreement are being amortized over ten and three years, respectively. Intangible assets were also acquired in the JIT acquisition, and are comprised of the trademarks and trade names, assembled work force, customer base, and developed technology purchased as detailed in Note 2. These intangible assets are being amortized over estimated useful lives ranging from three to ten years. Periodically, management assesses whether there has been a permanent impairment in the value of intangible assets and the amount of such impairment is determined by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of intangible assets.

Foreign Currency Translation

    The Company has determined that the local currency of the United Kingdom operations is the functional currency. Accordingly, assets and liabilities are translated at the average exchange rate in effect during the period. Translation adjustments are reported as a separate component of shareholders' equity. Realized gains and losses related to foreign currency transactions are reported as income or expense in the period presented. Such gains and losses were not material for any period presented.

                              DATAWORKS CORPORATION

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Revenue Recognition

    Revenue is derived from licensing software, the sale of hardware, maintenance, implementation and installation, consulting and custom programming services. Contract revenue related to software licenses and hardware sales is recognized upon delivery of the products, provided that no significant vendor obligations remain and the collection of the related receivable is deemed probable, net of estimated future returns. Maintenance contract revenue is recognized ratably over the period the service is provided. Revenue from implementation and installation, consulting and custom programming is billed and recognized as the services are provided. Amounts billed but not recognized are deferred in the accompanying consolidated balance sheets. Insignificant vendor obligations are accounted for by deferring revenue attributable to the obligations and recognizing it ratably as the obligations are fulfilled. Revenues on long-term contracts are recognized on the percentage-of-completion method with progress-to-completion measured based upon labor hours incurred. Estimates related to all long-term contracts are reviewed periodically. The effect on revenues or costs from any revisions to estimates is recorded in the period in which such revisions are made. DataWorks' policy is in compliance with the provisions of the American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition."

  Interest Expense

    Interest expense included amounts due under DataWorks' various loan agreements and through 1995, amortization of debt issue costs and amortization of debt discount.

  Accounting Standard on Impairment of Long-Lived Assets

    Effective January 1, 1996, DataWorks adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The adoption in 1996 had no material effect on the consolidated financial statements.

  Concentration of Credit Risk

    DataWorks sells its products primarily to manufacturing companies located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition and terms of DataWorks' sales normally require a significant up-front cash deposit. DataWorks estimates its potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the revenues are recognized. Actual losses may differ from DataWorks' estimates, which could have a material impact on DataWorks' results of operations in future periods. For the three years ended December 31, 1996, the Company had no individual customer which accounted for 10% or more of total annual revenues.

  Net Income Per Share

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which supersedes APB Opinion No. 15. Statement No. 128 replaces the presentation of primary EPS with "Basic EPS" which includes no dilution and is based on weighted-average common shares outstanding for the period. Companies with complex capital structures, including the Company, will also be required to present "Diluted EPS" that reflects the potential dilution of securities like employee stock options and warrants to purchase common stock. Statement No. 128 is effective for financial statements issued for periods ending after December 15, 1997. The Company has not yet determined what the impact of Statement No. 128 will be on the calculation of earnings per share.

                              DATAWORKS CORPORATION

2. BUSINESS COMBINATIONS

    On September 29, 1997, the Company acquired Interactive Group, Inc., a Delaware corporation, which develops, markets, implements and supports integrated business information systems that enable discrete manufacturers to manage their enterprise-wide information requirements. Under the terms of the acquisition agreement, stockholders of Interactive will receive 0.8054 shares of the Company's common stock for each share of Interactive common stock they own at the time the acquisition is consummated. In addition, options and warrants to acquire Interactive common stock will be converted as a result of the acquisition into equivalent options and warrants for the Company common stock, based upon the exchange ratio. The acquisition has been accounted for under he pooling-of-interests method of accounting. Accordingly, the historical financial statements for periods prior to the consummation of the combination have been restated as though the companies had been combined for all periods presented.

    On September 27, 1996, the Company acquired DCD, a Minnesota corporation, which designs, develops, markets and supports management software for use by lower tier mid-range manufacturers in the make-to-order manufacturing industry. In connection with the acquisition, the shareholders of DCD received 1,763,704 shares of common stock of the Company. The acquisition has been accounted for under the pooling-of-interests method of accounting. Accordingly, the historical financial statements for periods prior to the consummation of the combination have been restated as though the companies had been combined for all periods presented.

    Total revenues and net income (loss) of DataWorks, DCD and Interactive for the periods preceding the acquisitions were:

                                                DATAWORKS          DCD      INTERACTIVE     COMBINED
Six months ended June 30, 1997 (Unaudited)
  Total revenues                                $ 34,002       $     --      $ 28,442       $ 62,444
  Net income                                       2,963             --           367          3,330
Year ended December 31, 1996
  Total revenues                                  60,748             --        56,191        116,939
  Net income                                       3,236             --         1,261          4,497
Year ended December 31, 1995
  Total revenues                                  31,528         11,483        32,993         76,004
  Extraordinary item, net of income taxes         (1,017)            --            --         (1,017)
  Net income (loss)                                  576          1,781        (1,138)         1,219

    In January 1996, DataWorks purchased certain assets of Arrowkey Systems ("Arrowkey") for $450,000. In addition, DataWorks may be required to pay up to $75,000 annually through 1998 if certain sales levels of Arrowkey software products are achieved (as defined). The owner of Arrowkey is an employee of DataWorks.

    Pursuant to a Plan and Agreement of Merger on March 20, 1995, Interactive issued 511,725 shares of its common stock for all of the outstanding common stock of Intrepid. All share and per share amounts in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to give effect to the exchange of shares. The accompanying consolidated financial statements of the Company have been restated to reflect the merger, which has been accounted for as pooling-of-interests.

    The combined historical financial statements of Intrepid include the accounts of Intrepid and its affiliate, Ultimate Business Systems, Inc. ("UBS"). In December 1994, UBS was merged into Intrepid in a tax-free statutory merger, with Intrepid as the surviving entity. Because these companies were under common control, the merger was accounted for in a manner similar to that in pooling-of-interests accounting.

    On December 31, 1995, Interactive acquired all of the outstanding shares of JIT in exchange for $1.5 million of cash, a $2.5 million note payable, and the assumption of net liabilities of $4.3 million. These liabilities do not take into account any potential losses associated with litigation that JIT is subject to in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's results of operations or financial position.

    In addition, $1.2 million of contingent consideration is payable based on a percentage of future revenues generated from the JIT software. During the year ended December 31, 1996, Interactive accrued $415,000 under the earnout calculation and recorded a corresponding increase to its intangible assets related to the purchase price of JIT (Note 5).

                              DATAWORKS CORPORATION

2. BUSINESS COMBINATIONS (CONTINUED)

    A summary of the purchase price and the allocation of costs to the assets acquired from JIT is as follows as of December 31, 1996 (in thousands):

         Current assets                                          $2,165
         Fixed assets                                               863
         Intangible assets                                        2,455
         In-process technology                                    3,250
                                                                 ======
                                                                 $8,733
                                                                 ======

    For the year ended December 31, 1995, Interactive recorded a non-recurring expense of $3.25 million for purchased in-process research and development related to the JIT acquisition.

    Effective May 27, 1994, DataWorks completed the acquisition of the outstanding stock of Madic, a company which is dedicated to developing, marketing and licensing integrated manufacturing and financial software applications. The purchase price was $5,348,128, including acquisition costs of $203,753 and 146,038 shares of common stock. The transaction was accounted for as a purchase and DataWorks' statements of operations include the results of operations of Madic from the date of acquisition.

    The purchase price, including related acquisition costs, has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair value on the date of acquisition as follows (in thousands):

               Cash                                              $   155
               Trade accounts receivable, net                      1,714
               Equipment, furniture and fixtures                     174
               Intangibles:
                 Customer list                    $  3,300
                 Goodwill                            1,531
                 Covenant not to compete               500         5,331
                                                  --------
               Other                                                  96
                                                                  ------
                 Total assets                                      7,470
               Liabilities assumed                                (2,122)
                                                                  ======
                 Net assets acquired                              $5,348
                                                                  ======

3. FINANCIAL STATEMENT INFORMATION

   Equipment, Furniture and Fixtures

    Equipment, furniture and fixtures consists of the following (in thousands):

                                                        DECEMBER 31,
                                                  -----------------------
                                                    1996           1995
                                                  --------       --------
      Computer equipment                          $  9,051       $  6,509
      Office furniture, fixtures and
        equipment and other                          5,337          3,010
                                                  --------       --------
                                                    14,388          9,519
      Less accumulated depreciation and
        amortization                                (7,318)        (4,992)
                                                  ========       ========
                                                  $  7,070       $  4,527
                                                  ========       ========

                              DATAWORKS CORPORATION

3. FINANCIAL STATEMENT INFORMATION (CONTINUED)

   Intangible Assets

    Intangible assets consist of the following (in thousands):

                                                         DECEMBER 31,
                                                  ------------------------
                                                    1996           1995
                                                  -------         -------
      Customer list                               $ 3,300         $ 3,300
      Goodwill                                      1,531           1,531
      Covenant not to compete                         810             810
      Assembled workforce                             831             790
      Trademarks and trade names                      457             457
      Customer base                                   563             440
      Developed technology                            770             353
      Other                                            68              51
                                                  -------         -------
                                                    8,330           7,732
      Less accumulated
        amortization                               (2,129)         (1,075)
                                                  =======         =======
                                                  $ 6,201         $ 6,657
                                                  =======         =======

4. EMPLOYEE STOCK OWNERSHIP PLAN AND RECAPITALIZATION

    DCD established an ESOP in 1992 for the benefit of all employees meeting certain eligibility requirements. On November 13, 1992, DCD obtained financing of $2,550,000 from a commercial bank and advanced the proceeds to the ESOP which purchased 899,640 shares of common stock from a DCD stockholder. The ESOP note payable was secured by the assets of DCD and a $500,000 personal guarantee of the selling stockholder. During 1995, the ESOP note payable and "Receivable from ESOP" were paid in full.

    DCD recorded the funds advanced to the ESOP as a "Receivable from ESOP" which was a reduction of stockholder's equity. As DCD made discretionary contributions and dividends to the ESOP, these amounts were used to repay the "Receivable from ESOP" and the related ESOP note payable. As the principal amount of the loan was repaid, the "Receivable from ESOP" was reduced accordingly. The amount of the repayments during 1995 and 1994 were $1,087,503 and $855,355, respectively.

    During 1995, DCD paid $56,408 of interest expense, contributed $438,477 to the ESOP and incurred $7,073 of other ESOP related expenses. During 1994, DCD paid $95,138 of interest expense, contributed $424,001 to the ESOP and incurred $5,396 of other ESOP related expenses. During 1995 and 1994, DCD also paid dividends of $649,026 and $393,133, respectively, on common stock owned by the ESOP. At December 31, 1995 and 1994, the ESOP had released and allocated 899,640 and 529,573 shares, respectively.

                              DATAWORKS CORPORATION

5. LONG-TERM OBLIGATIONS

Long-term obligations consist of the following (in thousands):

                                                                                           DECEMBER 31,
                                                                                     ------------------------
                                                                                      1996              1995
                                                                                     ------            ------
8.75% note payable to Fourth Shift Corporation; principal and interest payable in twelve equal quarterly installments of $239,130 each,
   commencing on April 1, 1996 through January 1, 1999                               $1,934            $2,500

Revolving line of credit agreement with United Kingdom Bank (the "United Kingdom
   Agreement"); interest payable monthly at the bank's prime rate,
   plus 2% (8% at December 31, 1996); expires May 31, 1997                                -               533

Revolving line of credit agreement; interest payable monthly (8.06% - 8.25%
   at December 31, 1996); expires June 30, 1997                                       1,200                 -

Non-interest bearing earnout payable to FSC; due January 31, 1999                       415                 -

Other                                                                                   328               171
                                                                                     ------            ------
                                                                                      3,877             3,204
Less current portion of long-term obligations                                        (2,013)           (1,099)
                                                                                     ======            ======
                                                                                     $1,864            $2,105
                                                                                     ======            ======

    Maturities of long-term obligations after 1996 are as follows (in thousands):

           1997         $  2,013
           1998            1,163
           1999              701
                        ========
                        $  3,877
                        ========

    The note payable to Fourth Shift Corporation is secured by a security interest granted to FSC in all of the outstanding capital stock of JIT, the JIT Software and a portion of the receivables of the Company related to the JIT Software.

    The United Kingdom Agreement is limited to borrowings of 800,000 British pounds ($1.3 million at December 31, 1996) and is secured by the accounts receivable of Interactive (U.K.) Ltd. The United Kingdom Agreement contains restrictive covenants, including limitations on the payment of dividends. At December 31, 1996, the Company was in compliance with all such covenants.

    The Company has a revolving line of credit under an agreement (the "Interactive Agreement") with its bank which provides for borrowings of up to $3 million through June 30, 1997. Under the Interactive Agreement, the Company may elect to receive certain advances (the "Variable Rate Advances") in any amount, which bear interest at the bank's reference rate per annum (8.25% at December 31, 1996). Interest on the Variable Rate Advances is payable monthly. Principal is due upon maturity of the Interactive Agreement. The Company had $600,000 in variable rate advances outstanding under the Agreement at December 31, 1996 and none outstanding at December 31, 1995. In addition, the Company may elect to receive certain advances (the "Fixed Rate Advances") in the minimum amount of $100,000, to remain outstanding for a fixed period of time, generally 30 or 60 days, which bear interest at the Eurodollar rate plus 2% per annum (8.06% at December 31, 1996). Principal and interest on Fixed Rate Advances are due at the end of the fixed period; however, the outstanding balance may be renewed indefinitely through June 30, 1997. The Company had $600,000 in fixed rate advances outstanding under the Interactive Agreement at December 31, 1996 and none outstanding at December 31, 1995. In January 1997, the Company increased its bank line of credit for borrowings to $4 million.

                              DATAWORKS CORPORATION

5. LONG-TERM OBLIGATIONS (CONTINUED)

    The Interactive Agreement also contains a clause providing for the issuance by the bank of standby letters of credit on behalf of the Company, not to exceed $3 million. No such letters of credit were outstanding at December 31, 1996.

    Advances under the Interactive Agreement are secured by substantially all of Interactive's assets. The agreement contains restrictive covenants including the maintenance of certain financial ratios, limitations on dividend payments, additional borrowings, loans and advances, and limitations on repurchase of the Company's stock, except repurchases made under the Stock Purchase Agreement referred to in Note 9. At December 31, 1996, the Company obtained a waiver from its bank for a covenant violation relating to the purchase of certain assets and was in compliance with all remaining covenants.

    In December 1996, the Company amended its banking facility agreement to be unsecured. This facility provides for borrowings up to a maximum of $6,000,000 and bears interest at the bank's prime rate (8.25% at December 31, 1996) and has an expiration date of June 30, 1997. At December 31, 1996 and 1995, DataWorks had no borrowings outstanding under the banking facility.

    The agreement for the banking facility contains certain restrictions and limitations on DataWorks' operations, including restrictions on advances to certain officers, sale of assets, mergers or other forms of business combinations, as well as the payment of dividends. The agreements also contain covenants which require DataWorks to maintain certain levels of liquidity (as defined), net worth, profitability and debt service coverage.

    In addition, in July 1996, the Company secured a line of credit agreement with a bank which provides for borrowings up to $1,000,000 at 1% over the bank's base rate (9.25% at December 31, 1996). Borrowings under the line are secured by a portion of the Company's accounts receivable, inventory, equipment and intangible assets. The agreement is subject to various loan covenants. The line of credit expires on July 31, 1997. At December 31, 1996, the Company had no borrowings outstanding under this credit agreement.

  Extraordinary Items

    In connection with a repayment of the note payable in May 1994 for $1,340,000, the repayment of a senior term note payable in September 1995, and the settlement of subordinated notes payable in August and November 1995, the related unamortized debt issue costs and debt discount were written off. In addition, DataWorks also incurred prepayment and other cash charges related to the payment of the senior term note. In accordance with generally accepted accounting principles, these write-offs and cash charges, net of the related income tax benefits, have been reported as extraordinary items in the accompanying consolidated statements of operations. The composition of the extraordinary items are as follows (in thousands):


                                                  YEARS ENDED DECEMBER 31,
                                                  ------------------------
                                                     1995          1994
                                                  ----------    ----------
Write-off of unamortized debt issue costs
  and debt discount                                 $    886     $   248

Cash prepayment penalty and other cash
  charges                                                838           -

                                                    --------     -------
                                                       1,724         248
Income tax benefit                                      (707)        (91)
                                                    ========     =======
                                                    $  1,017     $   157
                                                    ========     =======

                              DATAWORKS CORPORATION

6. INCOME TAXES

    The provision (benefit) for income taxes consist of (in thousands):

                                            DECEMBER 31,
                               ---------------------------------------
                                  1996          1995          1994
                               ----------    ----------     ---------
        Current:
          Federal             $     1,827    $    1,113     $     643
          Foreign                     561           398           322
          State                       480           269           114
                               ----------    ----------     ---------
                                    2,868         1,780         1,079
        Deferred:
          Federal                     720          (779)         (325)
          Foreign                      -             -             -
          State                        54           (69)          (46)
                               ----------    ----------     ---------
                                      774          (848)         (371)
                               ==========    ==========     =========
                               $    3,642    $      932     $     708
                               ==========    ==========     =========

    Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial reporting and tax reporting purposes. Significant components of deferred tax assets and liabilities are (in thousands):

                                                 DECEMBER 31,
                                          ----------------------------
                                               1996           1995
                                          -------------- -------------
DEFERRED TAX LIABILITIES:
  Difference in tax basis of acquired
     intangibles                           $    (1,066)   $    (1,155)
  Capitalized software costs                    (1,735)          (724)
  Depreciation                                     (49)           (94)
  Other                                           (110)           (65)
                                           -----------    -----------
Total deferred tax liabilities                  (2,960)        (2,038)
DEFERRED TAX ASSETS:
  Net operating loss and credit
    carryforwards                                  994          1,371
  Deferred revenue and expenses                    500            471
  Allowance for doubtful accounts and
    product returns                                307            183

  Purchased research and development             1,183          1,267
  Research tax credits                             211            158
  Accrued liabilities and other                  1,347            176
                                           -----------    -----------
Total deferred tax assets                        4,542          3,626
                                           ===========    ===========
Net deferred tax assets (liabilities)      $     1,582    $     1,588
                                           ===========    ===========

    The effective income tax rate varied from the statutory federal rate as follows:

                                             YEARS ENDED DECEMBER 31,
                                    -------------- ------------- --------------
                                         1996           1995          1994
                                    -------------- ------------- --------------
    Income tax provision
      (benefit) at statutory rate    $     2,784    $     1,077    $     818
    State income tax provision,
      net of federal benefits                410            163           84
    Benefit of tax credits                  (278)          (105)           -
    Non deductible merger expenses           682              -            -
    ESOP dividend tax benefit                  -           (256)        (159)
    Effect of foreign rates                   16            (38)          32
    Utilization of research tax
      credits and net operating
      loss carryforwards                    (228)             -         (102)
    Permanent differences                     73            (54)          61
    Change in deferred tax asset
      valuation allowance                      -              -          (66)
    Other                                    183            145           40
                                     ===========    ===========    =========
                                     $     3,642    $       932    $     708
                                     ===========    ===========    =========

                              DATAWORKS CORPORATION

6. INCOME TAXES (CONTINUED)

    At December 31, 1996, DataWorks has federal and state research and development credit carryforwards of approximately $523,000 and $80,000, respectively, which will begin to expire in 2002, unless previously utilized. DCD has federal net operating loss carryforwards of approximately $2,100,000 which will begin to expire in 2011, unless previously utilized. Because these loss carryforwards were incurred by DCD before the acquisition by DataWorks, they can only be utilized to offset future DCD separate company taxable income.

    In accordance with Sections 382 and 383 of the Internal Revenue Code, a change in ownership of greater than fifty percent of a corporation within a three-year period will place an annual limitation on the corporation's ability to utilize its existing carryforwards. Upon the closing of DataWorks' initial public offering, an ownership change occurred; however, the limitation will not have a material effect on DataWorks' ability to utilize its carryforwards. Also, upon the acquisition of DCD by DataWorks, an ownership change occurred with respect to DCD. However, the limitation will not have a material effect on DCD's ability to utilize its carryforwards.

7. RECEIVABLE FROM OFFICER

    At December 31, 1996 and 1995, the receivable from officer is from one of DataWorks' principal officers and shareholders and consists of net advances totaling $155,300 and $206,000, respectively. The advances will be repaid or offset against any future performance bonuses earned and approved by the Board of Directors.

8. COMMITMENTS AND CONTINGENCIES

    The Company is obligated under various noncancellable operating leases for equipment, vehicles and office space through 2002. The Company's headquarters facilities lease in the United Kingdom contains a clause under which the Company may cancel the lease in 1997 with a maximum penalty of six months' rental payments. Accordingly, minimum lease commitments reflect only the noncancellable portion of the total portion of the total payments due under this lease. Certain of the leases provide that the Company pay all or a portion of taxes, maintenance, insurance and other operating expenses, and certain of the rents are subject to adjustment for changes as determined by certain consumer price indices and exchange rates. Two of DataWorks' corporate office lease agreements provides for deferred payment terms. For financial reporting purposes, rent expense is recorded on the straight-line basis over the term of the lease. Accordingly, deferred rent in the accompanying consolidated balance sheets represents the difference between rent expense accrued and amounts paid under the lease agreement.

    Minimum lease commitments for noncancellable operating as of December 31, 1996 are as follows (in thousands):


              YEARS ENDING DECEMBER 31,
              -------------------------
              1997                                      $   3,540
              1998                                          2,587
              1999                                          1,944
              2000                                          1,508
              2001 and thereafter                           1,587
                                                        =========
                                                        $  11,166
                                                        =========

Aggregate rent expense was approximately $3,437,000, $2,663,000 and $2,184,000 in 1996, 1995 and 1994, respectively.

                              DATAWORKS CORPORATION

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Contingencies

    The Company is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of the proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

9. SHAREHOLDERS' EQUITY

    In January 1991, the Company entered into a stock and cash bonus arrangement (the "Arrangement") with an officer of the Company that provides for the issuance of common stock as a bonus for services rendered. On each January 1, 1992, 1993 and 1994, 22,712 shares of common stock were issued. In conjunction with these stock bonuses, the officer received cash bonuses sufficient to cover the income taxes payable as a result of such stock bonuses. The Company has recognized as compensation expense the total of the current fair value of the common stock at the date the bonuses were paid, as determined by an independent valuation, and the cash bonus amount. On January 1, 1995, the Company issued 90,849 shares of common stock and the related cash bonus under the Arrangement. No further cash or stock bonuses have been provided for under this Arrangement. On March 20, 1995, Interactive removed the forfeiture provisions associated with the Arrangement, and compensation expense of $871,000 related to this bonus was recorded by the Company, consisting of the then current fair value of the common stock and the related cash bonus under the Arrangement.

    In June 1994, the Company entered into a stock purchase agreement with a shareholder under which the Company had the option to purchase 431,533 shares held by the shareholder for $.93 per share. On May 25, 1995, the Company exercised its option and repurchased the shares of common stock from the shareholder for $400,000.

  Common Stock

    In December 1996, the Company raised net proceeds of approximately $41,300,000 through a follow-on public offering of its common stock.

  Series A Preferred Stock

    In August 1995, the Company received an aggregate of $6,250,000 through the sale of Series A preferred stock of which $1,250,000 was obtained through the conversion of subordinated notes payable. The Series A preferred stock was issued at $7.23 per share and was automatically converted into 864,696 shares of common stock upon closing of DataWorks' initial public offering.

    As of December 31, 1996, DataWorks is authorized to issue 5,000,000 shares of preferred stock; no shares are outstanding.

  Warrants

    In connection with various financing arrangements, the Company issued warrants to purchase 1,382,183 shares of DataWorks' common stock at prices ranging from $0.026 to $8.68 per share. In connection with the completion of the initial public offering in November 1995, 1,345,869 warrants were converted to 1,050,843 shares of common stock for cash proceeds of $175,439 and the settlement of $1,300,000 of subordinated notes payable. During 1996, warrants were exercised for the purchase of 14,092 shares of common stock at $8.68 per share. At December 31, 1996, warrants to purchase 22,222 shares of common stock at $8.68 per share remain outstanding. The warrants expire in August, 2000.

    In addition, in May 1995, the Company granted a warrant to an underwriter for the purchase of up to 104,702 shares of common stock at an exercise price of $9.68 per share. The warrant expires May, 2000.

                              DATAWORKS CORPORATION

9. SHAREHOLDERS' EQUITY (CONTINUED)

    In 1990, a warrant was issued to an Interactive shareholder to purchase 113,852 shares of Company common stock at $.22 per share. The warrant was exercised in March 1995 by reducing the subordinated debenture payable to the shareholder.

  Stock Option Exercised by Officer

    In July 1996, an officer of DCD exercised an option to acquire 37% of DCD's common shares in accordance with the terms of the option. For tax purposes, the exercise of the option is compensatory. Accordingly, as of December 31, 1996, the Company has recorded a tax benefit of approximately $2.5 million as an addition to common stock.

  Stock Option Plans

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    DataWorks has an Equity Incentive Plan (the "Plan") under which 2,052,700 shares of common stock are reserved for issuance to eligible employees, directors and consultants of DataWorks. The Plan provides for awards in the form of options, stock bonuses, restricted shares or stock appreciation rights ("SARs"). The terms of any stock awards under the Plan, including vesting requirements, are determined by the Board of Directors, subject to the provisions of the Plan. Options issued under the Plan are either incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). The exercise price of the ISOs is not less than the fair market value on the date of grant and the exercise price of the NSOs is determined by the Board of Directors. Options granted under the Plan generally become exercisable over a period of four years and the maximum term of options granted is ten years.

    On September 13, 1995, DataWorks adopted the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") under which 75,000 shares of common stock are reserved for issuance upon exercise of options granted by DataWorks to non-employee members of the board of directors. The exercise price of the options will be at the fair market value of the stock on the date of grant. Options granted under the Directors' Plan will become exercisable over three years and expire ten years from the date of grant. As of December 31, 1996, 15,000 options were granted under the Directors' Plan. For the years ended December 31, 1996 and 1995, the Company recorded $91,000 and $15,000, respectively, in compensation expense related to employee stock options granted at less than fair market value on the date of grant.

    In addition, at December 31, 1996, DataWorks has outstanding options to purchase an additional 130,358 shares of common stock at prices ranging from $1.30 to $5.20 per share outside of the plans, of which 71,983 were exercisable. The Company recorded $70,000 of expense related to the estimated fair market value of certain of these options on their date of grant.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 67.5% for 1996 and 1995, and a weighted-average life of the option of 4.70 years. Volatility factors are not applicable to non public companies.

                              DATAWORKS CORPORATION

9. SHAREHOLDERS' EQUITY (CONTINUED)

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for earnings per share information):

                                                          YEARS ENDED
                                                         DECEMBER 31,
                                                      ----------------
                                                       1996      1995
                                                      -------   -------
              Pro forma net income                    $ 3,406   $ 1,147
                                                      =======   =======
              Pro forma earnings per share            $   .28   $   .13
                                                      =======   =======

    The results above are not likely to be representative of the effects of applying FAS 123 on reported net income or loss for future years as these amounts reflect the expense for only one or two years vesting.

    A summary of the Company's stock option activity, including those issued outside of the plans, and related information for the years ended December 31 follows:

                                 1996                    1995                 1994
                           -------------------   -------------------   ------------------
                                     WEIGHTED-             WEIGHTED-            WEIGHTED-
                                     AVERAGE                AVERAGE              AVERAGE
                                     EXERCISE               EXERCISE             EXERCISE
                           OPTIONS    PRICE       OPTIONS    PRICE     OPTIONS    PRICE
                           -------    -----       -------    -----     -------    -----
Outstanding - beginning
  of year                 1,104,927   $ 3.91       525,788   $ .26     448,865    $.25
  Granted                   662,301    17.67       682,359    6.06      76,923     .39
  Exercised                (335,158)     .67       (64,759)    .49           -       -
  Forfeited                 (32,554)    7.02       (38,461)    .39           -       -
                          ---------   ------     ---------   -----     -------    ----
Outstanding - end of
  year                    1,399,516   $11.16     1,104,927   $3.91     525,788    $.26
                          ---------   ------     ---------   -----     -------    ----
Exercisable at end of
  year                      390,351                358,761             304,413
Weighted-average fair
  value of options
  granted during the
  year                  $      9.27              $    2.04

                              DATAWORKS CORPORATION

9. SHAREHOLDERS' EQUITY (CONTINUED)

    The weighted-average remaining contractual life of the options outstanding at December 31, 1996 is 8.53 years.

    The following table summarizes information about stock options outstanding at December 31, 1996:

                                 OUTSTANDING                       EXERCISABLE
                   --------------------------------------   ---------------------------
                                 REMAINING   WEIGHTED                    EXERCISE PRICE
 RANGE OF           NUMBER      CONTRACTUAL   AVERAGE        NUMBER         WEIGHTED
 EXERCISE PRICES   OUTSTANDING     LIFE    EXERCISE PRICE   EXERCISABLE      AVERAGE
 ---------------   -----------  -------------------------   -----------    --------
   .16 to   .65     164,458         5.76        $.34          128,138         $.34
           1.30      34,615         8.30        1.30           19,230         1.30
           2.86      78,337         8.35        2.86           25,962         2.86
           3.73      48,324         5.81        3.73           16,108         3.73
           4.97      28,189          .28        4.97           28,189         4.97
           5.20      42,231         8.64        5.20           14,261         5.20
           6.36      20,135         9.62        6.36               -            -
           6.40      45,908         8.82        6.40           15,303         6.40
           7.53     173,564         8.82        7.53           50,623         7.53
           9.75      80,000         8.77        9.75           29,651         9.75
 10.73 to 11.50     307,055         9.02       11.23           59,970        11.05
 16.00 to 18.25      96,700         9.52       16.35            2,916        18.25
          25.75     280,000         9.74       25.75               -            -

    At December 31, 1996, options for 432,763 shares were available for future grant.

  Employee Stock Purchase Plan

    On September 13, 1995, DataWorks adopted an Employee Stock Purchase Plan (the "Purchase Plan") under which 230,540 shares of common stock are reserved for sale to employees. DataWorks' Board of Directors may grant eligible employees the right to purchase a fixed number of shares of common stock (up to but not exceeding 15% of each employee's earnings) over a fixed offering period (not to exceed 27 months) at the lesser of 85% of the fair market value of the stock on the grant date or 85% of the fair market value on the purchase date or dates specified on the date of grant. At December 31, 1996, 153,991 shares have been issued under the Purchase Plan.

  Shares Reserved for Future Issuance

    The following common stock is reserved for future issuance at December 31, 1996:

                Stock options:
                  Granted and outstanding                  1,399,516
                  Reserved for future grants                 432,763
                                                           ---------
                                                           1,832,279
                Warrants                                     126,924
                Employee stock purchase plan                  76,550
                                                           ---------
                                                           2,035,753
                                                           =========

10. EMPLOYEE RETIREMENT AND PROFIT SHARING PLANS

    Effective July 1, 1994, DataWorks established a 401(k) defined contribution retirement plan (the "Retirement Plan") covering all employees. The Retirement Plan provides for voluntary employee contributions from 1% to 15% of annual compensation (as defined). DataWorks may contribute such amounts as determined by the Board of Directors. Participants vest in employer contributions over five years at a rate of 20% for each year of service. There were no employer contributions to the Retirement Plan during the years ended December 31, 1996, 1995 or 1994.

    Interactive maintains profit sharing and deferred savings plans for its employees, which allow participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Under both plans, Interactive contributions are discretionary, and employees vest immediately in their contributions. Interactive U.K. Subsidiary also maintains a defined contribution pension plan for its employees. Expenses for the plans aggregated approximately $571,000, $314,000, and $220,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                              DATAWORKS CORPORATION

10. EMPLOYEE RETIREMENT AND PROFIT SHARING PLANS (CONTINUED)

    In addition, DCD has a profit sharing plan which provides for an annual contribution not to exceed the maximum allowed as a deduction under the Internal Revenue Code. The plan covers substantially all employees after specified periods of service and the attainment of minimum age requirements. Each year's contribution is determined by the Board of Directors. No Company contributions to the plan were declared or made during 1996, 1995 or 1994.

    Effective July 1996, DCD established a 401(k) defined contribution retirement plan (the "DCD plan") covering all employees of DCD. The DCD plan provides for voluntary employee contributions from 1% to 15% of annual compensation (as defined). DCD may match these contributions at 50% on the first 6% of employee contributions. For the year ended December 31, 1996, DCD contributions to the plan totaled $87,393.

11. GEOGRAPHIC DATA

    The Company's operations consist of one business segment: the development, marketing, implementation, and support of integrated business information systems for the discrete manufacturing industry. The Company has operations in North America and Europe. The operations and identifiable assets of the Company by geographic area are as follows (in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------
                                                    1996               1995             1994
                                                  ---------           -------          -------
Revenues from unaffiliated customers:
   North America                                  $  96,794           $62,768          $41,050
   Europe                                            20,145            13,236           10,656
                                                  =========           =======          =======
                                                   $116,939           $76,004          $51,706
                                                  =========           =======          =======

Income before income taxes:
   North America                                     $6,138            $1,995           $1,479
   Europe                                             2,001             1,173              848
                                                  =========           =======          =======
                                                     $8,139            $3,168           $2,327
                                                  =========           =======          =======
Identifiable assets:
   North America                                   $111,797           $55,777          $21,699
   Europe                                             9,405             7,139            5,075
                                                  =========           =======          =======
                                                   $121,202           $62,916          $26,774
                                                  =========           =======          =======

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    In thousands, except per share data.

                                                                     YEAR ENDED DECEMBER 31, 1996
                                        ---------------------------------------------------------------------------------------
                                             FIRST            SECOND            THIRD            FOURTH            TOTAL
                                        ---------------- ----------------- ---------------- ----------------- -----------------
    Revenues                                  $25,982          $29,089           $27,676          $34,192          $116,939
    Gross margin                               13,848           15,974            15,181           19,754            64,757
    Net income (loss)                           1,376            1,682            (1,009)           2,448             4,497
    Net income (loss) per share (a)               .12              .14            (.09)(d)            .19               .38

                              DATAWORKS CORPORATION

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                        ---------------------------------------------------------------------------------------
                                                                     YEAR ENDED DECEMBER 31, 1995
                                        ---------------------------------------------------------------------------------------
                                             FIRST            SECOND            THIRD            FOURTH            TOTAL
                                        ---------------- ----------------- ---------------- ----------------- -----------------
    Revenues                                  $14,995          $17,986           $18,981          $24,042           $76,004
    Gross margin                                7,958           10,338            11,105           13,944            43,345
    Net income (loss)                            (456)(b)        1,053               700              (78)(c)         1,219
    Net income (loss) per share (a)              (.06)             .13               .08             (.01)              .14

(a) The sum of quarterly net income per share does not equal the annual amount due to charges in the average common and common share equivalents outstanding.

(b) Includes a non-recurring, after-tax compensation expense of $560,000 associated with the final stock grant and cash bonus pursuant to a compensation arrangement with an officer of the Company.

(c) Includes one-time charges in the aggregate, after-tax amount of $2,091,000 in connection with the JIT acquisition.

(d) Includes one-time charges in the aggregate, after-tax amount of $2,083,000 in connection wit the DCD acquisition.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATAWORKS CORPORATION




Dated: February 3, 1998                 By: /s/ NORMAN R. FARQUHAR
                                           --------------------------------
                                           Norman R. Farquhar
                                           Executive Vice President, Chief
                                           Financial Officer and Director



                                       4.

                                INDEX TO EXHIBITS

          23.1 Consent of Ernst & Young LLP, Independent Auditors.

          23.2 Consent of Price Waterhouse LLP, Independent Accountants.

          23.3 Consent of Romito, Tomasetti & Associates, P.C., Independent Auditors.



                                       5.